EXHIBIT 10.1

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT


         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") is effective this 24th day of November 2008, among WVS Financial Corp. (the "Corporation"), a Pennsylvania-chartered corporation, West View Savings Bank (the "Savings Bank"), a Pennsylvania-chartered savings bank and a wholly-owned subsidiary of the Corporation, and David J. Bursic (the "Executive").

                                   WITNESSETH

         WHEREAS, the Executive is presently an officer of the Corporation and the Savings Bank (together the "Employers");

         WHEREAS, the Employers desire to be ensured of the Executive's continued active participation in the business of the Employers;

         WHEREAS, in order to induce the Executive to remain in the employ of the Employers and in consideration of the Executive's agreeing to remain in the employ of the Employers, the parties desire to specify the severance benefits which shall be due the Executive in the event that his employment with the Employers is terminated under specified circumstances;

         WHEREAS, the Employers entered into a written agreement on October 1, 1998 with respect to the employment of the Executive (the "Prior Agreement");

         WHEREAS, the Employers and the Executive believe certain revisions to the Prior Agreement are appropriate, including amending and restating the Prior Agreement in its entirety as hereinafter set forth in order to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, this Agreement supersedes in its entirety the Prior Agreement;

         NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereby agree as follows:

         1. Definitions. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

         (a) Base  Salary.  "Base  Salary"  shall have the  meaning set forth in
Section 3(a) hereof.

         (b) Cause. Termination of the Executive's employment for "Cause" shall mean termination because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or material breach of any provision of the Agreement. For purposes of this paragraph, no act or failure to act on the Executive's part shall be considered "willful" unless

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done,  or omitted to be done,  by the  Executive  not in good faith and  without reasonable belief that the Executive's action or omission was in the best interest of the Employers.

         (c) Change in Control. "Change in Control" shall mean a change in the ownership of the Corporation or the Savings Bank, a change in the effective control of the Corporation or the Savings Bank or a change in the ownership of a substantial portion of the assets of the Corporation or the Savings Bank, in each case as provided under Section 409A of the Code and the regulations thereunder.

         (d) Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (e) Date of Termination. "Date of Termination" shall mean (i) if the Executive's employment is terminated for Cause, the date on which the Notice of Termination is given, and (ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination.

         (f) Disability. "Disability" shall mean the Executive (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve
(12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Employers.

         (g) Effective Date. The Effective Date of this Agreement shall mean the date first written above.

         (h) Good Reason. "Good Reason" means the occurrence of any of the following events:

                  (i) any material breach of this Agreement by the Employers, including without limitation any of the following: (A) a material diminution in the Executive's base compensation, (B) a material diminution in the Executive's authority, duties or responsibilities as prescribed in Section 2, or (C) any requirement that the Executive report to a corporate officer or employee of the Employers instead of reporting directly to the Boards of Directors of the Employers, or

                  (ii) any material change in the geographic location at which the Executive must perform his services under this Agreement;

         provided, however, that prior to any termination of employment for Good Reason, the Executive must first provide written notice to the Employers within ninety (90) days of the initial existence of the condition, describing the existence of such condition, and the Employers shall thereafter have the right to remedy the condition within thirty (30) days of the date the Employers received the written notice from the Executive. If the Employers remedy the condition within such thirty (30) day cure period, then no Good Reason shall be deemed to exist with respect to such condition. If the Employers do not


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

         remedy the condition within such thirty (30) day cure period, then the Executive may deliver a Notice of Termination for Good Reason at any time within sixty (60) days following the expiration of such cure period.

         (i) IRS. IRS shall mean the Internal Revenue Service.

         (j) Notice of Termination. Any purported termination of the Executive's employment by the Employers for any reason, including without limitation for Cause, Disability, or Retirement or by the Executive for any reason, including without limitation for Good Reason, shall be communicated by a written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which (i) indicates the specific termination provision in the Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated,
(iii) specifies a Date of Termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except that any termination of the Executive's employment for Cause shall be effective immediately, and (iv) is given in the manner specified in Section 10 hereof.

         (k) Retirement. Termination of the Executive's employment based on "Retirement" shall mean voluntary termination by the Executive in accordance with the Employers' retirement policies, including early retirement, generally applicable to their salaried employees.

         2. Term of Employment.

         (a) The Employers hereby employ the Executive as President and Chief Executive Officer and the Executive hereby accepts said employment and agrees to render such services to the Employers on the terms and conditions set forth in this Agreement. The term of employment under this Agreement shall be for three years from the Effective Date and, subject to the requirements of the succeeding sentence, shall be deemed automatically, without further action, beginning on the day following the Effective Date of this Agreement and on each day thereafter, to extend for a period of one day in addition to the then-remaining term, such that at any time the remaining term of this Agreement shall be three years, absent notice to the contrary. Prior to the first annual anniversary of the Effective Date of this Agreement and each annual anniversary thereafter, the Board of Directors of the Employers shall consider and review (with appropriate corporate documentation thereof, and after taking into account all relevant factors, including the Executive's performance hereunder) extension of the term under this Agreement, and the term shall continue to extend in the manner set forth above unless either the Board of Directors of the Corporation or the Savings Bank does not approve such extension and provides written notice to the Executive of such event or the Executive gives written notice to the Employers of the Executive's election not to extend the term, in each case with such written notice to be given not less than thirty (30) days prior to any such anniversary date. References herein to the term of this Agreement shall refer both to the initial term and successive terms.

         (b) During the term of this Agreement, the Executive shall manage the operations of the Employers and oversee the officers that report to him. The Executive shall also oversee the implementation of the policies adopted by the Boards of Directors of the Employers and shall report directly to the Boards of Directors. In addition, the Executive shall perform such

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

executive services for the Employers as may be consistent with his titles and from time to time assigned to him by the Employers' Board of Directors.

         3. Compensation and Benefits.

         (a) The Employers shall compensate and pay the Executive for his services during the term of this Agreement at a minimum base salary of $255,750 per year ("Base Salary"), which may be increased from time to time in such amounts as may be determined by the Boards of Directors of the Employers and may not be decreased without the Executive's express written consent. In addition to his Base Salary, the Executive shall be entitled to receive during the term of this Agreement such bonus payments as may be determined by the Boards of Directors of the Employers.

         (b) As President and Chief Executive Officer, the Executive shall be entitled to participate in and receive the benefits of any pension or other retirement benefit plan, profit sharing, stock option, employee stock ownership, or other plans, benefits and privileges given to employees and executives of the Employers, to the extent commensurate with his then duties and responsibilities, as fixed by the Boards of Directors of the Employers. The Employers shall not make any changes in such plans, benefits or privileges which would adversely affect the Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers of the Employers and does not result in a proportionately greater adverse change in the rights of or benefits to the Executive as compared with any other executive officer of the Employers. Nothing paid to the Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to the Executive pursuant to Section 3(a) hereof.

         (c) During the term of this Agreement, the Executive shall be entitled to paid annual vacation in accordance with the policies as established from time to time by the Boards of Directors of the Employers, which shall in no event be less than four weeks per annum. The Executive shall not be entitled to receive any additional compensation from the Employers for failure to take a vacation, nor shall the Executive be able to accumulate unused vacation time from one year to the next, except to the extent authorized by the Boards of Directors of the Employers.

         (d) The Executive's compensation, benefits, severance and expenses shall be paid by the Corporation and the Bank in the same proportion as the time and services actually expended by the Executive on behalf of each respective Employer.

         4. Expenses. The Employers shall reimburse the Executive or otherwise provide for or pay for all reasonable expenses incurred by the Executive in furtherance of, or in connection with the business of the Employers, including, but not by way of limitation, automobile and traveling expenses, and all reasonable entertainment expenses (whether incurred at the Executive's
residence,   while   traveling  or  otherwise),   subject  to  such   reasonable
documentation and other limitations as may be established by the Boards of Directors of the Employers. If such expenses are paid in the first instance by the Executive, the Employers shall reimburse the Executive therefor. Such reimbursement shall be paid promptly by the Employers and in any event no later than March 15 of the year immediately following the year in which such expenses were incurred.

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

         5. Termination.

         (a) The Employers shall have the right, at any time upon prior Notice of Termination, to terminate the Executive's employment hereunder for any reason, including without limitation termination for Cause, Disability or Retirement, and the Executive shall have the right, upon prior Notice of Termination, to terminate his employment hereunder for any reason.

         (b) In the event that (i) the Executive's employment is terminated by the Employers for Cause, Retirement or the Executive's death, or (ii) the Executive terminates his employment hereunder for any reason other than Disability or Good Reason, the Executive shall have no right pursuant to the terms of this Agreement to compensation or other benefits for any period after the applicable Date of Termination.

         (c) In the event the Executive's employment hereunder is terminated due to Disability, the Executive shall be entitled to receive any disability benefits provided under any disability plan maintained by the Employers. Other than as set forth above, the Executive shall have no right pursuant to this Agreement to compensation or other benefits for any period after the termination for Disability.

         (d) If the Executive's employment by the Employers shall be terminated concurrently with or subsequent to a Change in Control and during the term of this Agreement by (i) the Employers for other than Cause, Disability, Retirement or the Executive's death or (ii) the Executive for Good Reason, then the Employers shall:

                  (A) pay to the Executive, within thirty (30) days following the Date of Termination, a lump sum cash severance amount equal to three (3) times the Executive's Base Salary,

                  (B) maintain and provide for a period ending at the earlier of
         (i) the expiration of the remaining term of employment as of the Date of Termination before giving effect to the Notice of Termination or
         (ii) the date of the Executive's full-time employment by another employer (provided that the Executive is entitled under the terms of such employment to benefits substantially similar to those described in this subparagraph (B)), at no cost to the Executive, the Executive's continued participation in all group insurance, life insurance, health and accident insurance and disability insurance offered by the Employers in which the Executive was participating immediately prior to the Date of Termination; provided that any insurance premiums payable by the Employers or any successors pursuant to this Section 5(d)(B) shall be payable at such times and in such amounts (except that the Employers shall also pay any employee portion of the premiums) as if the Executive was still an employee of the Employers, subject to any increases in such amounts imposed by the insurance company or COBRA, and the amount of insurance premiums required to be paid by the Employers in any taxable year shall not affect the amount of insurance premiums required to be paid by the Employers in any other taxable year; and provided further that if the Executive's participation in any group insurance plan is barred, the Employers shall either arrange to provide the Executive with insurance benefits substantially similar to those which the Executive was entitled to receive under such group insurance plan or, if such coverage cannot be

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

         obtained, pay a lump sum cash equivalency amount within thirty (30) days following the Date of Termination based on the annualized rate of premiums being paid by the Employers as of the Date of Termination; and

                  (C) pay to the Executive, in a lump sum within thirty (30) days following the Date of Termination, a cash amount equal to the projected cost to the Employers of providing benefits to the Executive until the expiration of the remaining term of employment as of the Date of Termination before giving effect to the Notice of Termination pursuant to any other employee benefit plans, programs or arrangements offered by the Employers in which the Executive was entitled to participate immediately prior to the Date of Termination (other than stock option plans and restricted stock plans of the Employers), with the projected cost to the Employers to be based on the costs incurred for the calendar year immediately preceding the year in which the Date of Termination occurs and with any automobile-related costs to exclude any depreciation on Employer-owned automobiles.

         (e) If the Executive's employment shall be terminated prior to a Change in Control by (i) the Employers for other than Cause, Disability, Retirement or the Executive's death or (ii) the Executive for Good Reason, then the Employers shall:

                  (A) pay to the Executive, within thirty (30) days following the Date of Termination, a lump sum cash severance amount equal to two
         (2) times the Executive's Base Salary,

                  (B) maintain and provide for a period ending at the earlier of
         (i) the expiration of eighteen (18) months from the Executive's Date of Termination or (ii) the date of the Executive's full-time employment by another employer (provided that the Executive is entitled under the terms of such employment to benefits substantially similar to those described in this subparagraph (B)), at no cost to the Executive, the Executive's continued participation in all group health insurance plans offered by the Employers in which the Executive was participating immediately prior to the Date of Termination; provided that any insurance premiums payable by the Employers or any successors pursuant to this Section 5(e)(B) shall be payable at such times and in such amounts (except that the Employers shall also pay any employee portion of the premiums) as if the Executive was still an employee of the Employers, subject to any increases in such amounts imposed by the insurance company or COBRA, and the amount of insurance premiums required to be paid by the Employers in any taxable year shall not affect the amount of insurance premiums required to be paid by the Employers in any other taxable year; and provided further that if the Executive's participation in any group insurance plan is barred, the Employers shall either arrange to provide the Executive with insurance benefits substantially similar to those which the Executive was entitled to receive under such group insurance plan or, if such coverage cannot be obtained, pay a lump sum cash equivalency amount within thirty (30) days following the Date of Termination based on the annualized rate of premiums being paid by the Employers as of the Date of Termination. The Executive shall not be entitled to participate in any other employee benefit plan, program or arrangement of the Employers subsequent to his Date of Termination.

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         6.       Payment of Additional Benefits under Certain Circumstances.

         (a) If the payments and benefits pursuant to Section 5 hereof, either alone or together with other payments and benefits which the Executive has the right to receive from the Employers, would constitute a "parachute payment" as defined in Section 280G(b)(2) of the Code (the "Initial Parachute Payment"), then the Corporation shall pay to the Executive, in a lump sum within thirty
(30) days following the Date of Termination, a cash amount equal to the sum of the following:

         (i) twenty (20) percent (or such other percentage equal to the tax rate imposed by Section 4999 of the Code) of the amount by which the Initial Parachute Payment exceeds the Executive's "base amount" from the Employers, as defined in Section 280G(b)(3) of the Code, with the difference between the Initial Parachute Payment and the Executive's base amount being hereinafter referred to as the "Initial Excess Parachute Payment"; and

         (ii) such additional amount (tax allowance) as may be necessary to compensate the Executive for the payment by the Executive of federal, state and local income and excise taxes on the payment provided under clause (i) above and on any payments under this clause (ii). In computing such tax allowance, the payment to be made under clause (i) above shall be multiplied by the "gross up percentage" ("GUP"). The GUP shall be determined as follows:

                  GUP =   Tax Rate
                         ----------
                         1-Tax Rate

The Tax Rate for purposes of computing the GUP shall be the highest marginal federal, state and local income and employment-related tax rate (including Social Security and Medicare taxes), including any applicable excise tax rate, applicable to the Executive in the year in which the payment under clause (i) above is made, and shall also reflect the phase-out of deductions and the ability to deduct certain of such taxes.

         (b) Notwithstanding the foregoing, if it shall subsequently be determined in a final judicial determination or a final administrative settlement to which the Executive is a party that the actual excess parachute payment as defined in Section 280G(b)(1) of the Code is different from the Initial Excess Parachute Payment (such different amount being hereafter referred to as the "Determinative Excess Parachute Payment"), then the Corporation's independent tax counsel shall determine the amount (the "Adjustment Amount") which either the Executive must pay to the Corporation or the Corporation must pay to the Executive in order to put the Executive (or the Corporation, as the case may be) in the same position the Executive (or the Corporation, as the case may be) would have been if the Initial Excess Parachute Payment had been equal to the Determinative Excess Parachute Payment. In determining the Adjustment Amount, the independent tax counsel shall take into account any and all taxes (including any penalties and interest) paid by or for the Executive or refunded to the Executive or for the Executive's benefit. As soon as practicable after the Adjustment Amount has been so determined, and in no event more than thirty
(30) days after the Adjustment Amount has been determined, the Corporation shall pay the Adjustment Amount to the Executive or the Executive shall repay the Adjustment Amount to the Corporation, as the case may be.

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

         (c) In each calendar year that the Executive receives payments of benefits that constitute a parachute amount, the Executive shall report on his federal, state and local income tax returns such information as is consistent with the determination made by the independent tax counsel of the Corporation as described above. The Corporation shall indemnify and hold the Executive harmless from any and all losses, costs and expenses (including without limitation, reasonable attorneys' fees, interest, fines and penalties) which the Executive incurs as a result of so reporting such information, with such indemnification to be paid by the Corporation to the Executive as soon as practicable and in any event no later than March 15 of the year immediately following the year in which the amount subject to indemnification was determined. The Executive shall promptly notify the Corporation in writing whenever the Executive receives notice of the institution of a judicial or administrative proceeding, formal or informal, in which the federal tax treatment under Section 4999 of the Code of any amount paid or payable under this Section 6 is being reviewed or is in dispute. The Corporation shall assume control at its expense over all legal and accounting matters pertaining to such federal tax treatment (except to the extent necessary or appropriate for the Executive to resolve any such proceeding with respect to any matter unrelated to amounts paid or payable pursuant to this
Section 6), and the Executive shall cooperate fully with the Corporation in any such proceeding. The Executive shall not enter into any compromise or settlement or otherwise prejudice any rights the Corporation may have in connection therewith without the prior consent of the Corporation.

         7. Mitigation; Exclusivity of Benefits.

         (a) The Executive shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise, nor shall the amount of any such benefits be reduced by any compensation earned by the Executive as a result of employment by another employer after the Date of Termination or otherwise, except as set forth in Sections 5(d)(B) and 5(e)(B) above.

         (b) The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to the Executive upon a termination of employment with the Employers pursuant to employee benefit plans of the Employers or otherwise.

         8. Withholding. All payments required to be made by the Employers hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Employers may reasonably determine should be withheld pursuant to any applicable law or regulation.

         9. Assignability. The Employers may assign this Agreement and their rights and obligations hereunder in whole, but not in part, to any corporation, bank or other entity with or into which the Employers may hereafter merge or consolidate or to which the Employers may transfer all or substantially all of their assets, if in any such case said corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of the Employers hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or their rights and obligations hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

         10. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have

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

been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

To the Employers:          Chairman of the Board
                           WVS Financial Corp.
                           West View Savings Bank
                           9001 Perry Highway
                           Pittsburgh, Pennsylvania 15237

To the Executive:          David J. Bursic
                           At the address last appearing on the
                           personnel records of the Employers

          11. Amendment; Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer or officers as may be specifically designated by the Boards of Directors of the Employers to sign on their behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. In addition, notwithstanding anything in this Agreement to the contrary, the Employers may amend in good faith any terms of this Agreement, including retroactively, in order to comply with Section 409A of the Code.

         12. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the substantive laws of the Commonwealth of Pennsylvania.

         13. Nature of Obligations. Nothing contained herein shall create or require the Employers to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Employers hereunder, such right shall be no greater than the right of any unsecured general creditor of the Employers.

         14. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         15. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         16. Changes in Statutes or Regulations. If any statutory or regulatory provision referenced herein is subsequently changed or re-numbered, or is replaced by a separate provision, then the references in this Agreement to such statutory or regulatory provision shall be deemed to be a reference to such section as amended, re-numbered or replaced.

         17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         18. Regulatory Prohibition. Notwithstanding any other provision of this Agreement to the contrary, any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act (12 U. S. C. ss.1828(k)) and the regulations promulgated thereunder, including 12 C.F.R. Part 359.

         19. Entire Agreement. This Agreement embodies the entire agreement between the Employers and the Executive with respect to the matters agreed to herein. All prior agreements between the Employers and the Executive with respect to the matters agreed to herein are hereby superseded and shall have no force or effect, including but not limited to the Prior Agreement.

         IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.


ATTEST:                                      WVS FINANCIAL CORP.



By:      /s/ Pamela M. Gregio                By:     /s/ David L. Aeberli
         ---------------------------------           ---------------------------
Name:    Pamela M. Gregio                            David L. Aeberli
Title:   Corporate Secretary                         Chairman of the Board



ATTEST:                                      WEST VIEW SAVINGS BANK



By:      /s/ Pamela M. Gregio                By:     /s/ David L. Aeberli
         ---------------------------------           ---------------------------
Name:    Pamela M. Gregio                            David L. Aeberli
Title:   Corporate Secretary                         Chairman of the Board



                                             EXECUTIVE



                                             By:     /s/ David J. Bursic
                                                     ---------------------------
                                                     David J. Bursic